EXHIBIT I.3


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                            47, Avenue Hoche
FAX (212) 715-8000                                               75008 Paris
                                                                   France



                                                  August 20, 2002







Cortland Trust, Inc.
600 Fifth Avenue
New York, New York 10020

         Re:      Cortland Trust, Inc.
                  Registration No. 2-94935

Gentlemen:

          We hereby consent to the reference to our firm as Counsel in Registration Statement No. 2-94935.

                                Very truly yours,



                                /s/ Kramer, Levin, Naftalis & Frankel LLP